UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 29, 2008
PIONEER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-8182 (Commission File Number)	74-2088619 (IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000, San Antonio, Texas (Address of principal executive offices)	78209 (Zip Code)
Registrant’s telephone number, including area code: (210) 828-7689

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 1, 2008, Pioneer Drilling Company (the “Company”) completed the acquisition of certain divisions of WEDGE Group Incorporated. Effective with these acquisitions, the Company has organized its operations into two divisions: the Pioneer Drilling Services Division and the new Pioneer Production Services Division. Mr. Franklin C. “Red” West, formerly the Company’s Chief Operating Officer, will serve as President of the Company’s Drilling Services Division. Mr. Joseph B. Eustace will join the Company as President of its newly formed Production Services Division.
     Mr. Eustace, age 52, most recently served as President of WEDGE Oil and Gas Services since 2004. Prior to 2004, Mr. Eustace served as Group Vice President for Key Energy Services from 1998 to 2004, and as Vice President of Operations for Dawson Production Services from 1982 until Key Energy Services acquired Dawson Production Services in 1998.
     In connection with Mr. Eustace’s appointment, effective March 1, 2008, the Compensation Committee of the Board of Directors of the Company approved terms of employment for Mr. Eustace and granted Mr. Eustace an option to purchase up to 85,000 shares of the Company’s common stock at a price equal to the closing sales price of the common stock on the American Stock Exchange on March 3, 2008. The terms of Mr. Eustace’s employment are described more fully in the Employment Letter included as Exhibit 10.1 to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 5.02.
     Mr. Eustace also entered into a Confidentiality and Non-Competition Agreement (the “Non-Competition Agreement”) with the Company. The Non-Competition Agreement provides that Mr. Eustace will not disclose confidential information of the Company and contains non-competition, non-solicitation and related covenants for a period of three years from the date of the Non-Competition Agreement. The foregoing description of Non-Competition Agreement does not purport to be complete and is qualified in its entirety by reference to the Non-Competition Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
     Mr. Eustace will also enter into an Indemnification Agreement with the Company, the form of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 8, 2007. In addition, Mr. Eustace will participate in the Company’s Key Executive Severance Plan, as may be amended from time to time, a copy of which is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 8, 2007.
     Mr. West, age 67, had served as the Company’s Executive Vice President and Chief Operating Officer since January 2002. Prior to joining the Company, he was Vice President of Flournoy Drilling Company from 1967 until it was acquired by Grey Wolf, Inc. in 1997, and he continued in the same capacity for Grey Wolf, Inc., an on-shore oil and gas drilling contractor, until December 2001.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Employment Letter, effective March 1, 2008, from Pioneer Drilling Company to Joseph B. Eustace.

10.2	Confidentiality and Non-Competition Agreement, dated February 29, 2008, by and between Pioneer Drilling Company, Pioneer Production Services, Inc. and Joe Eustace.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY
By:	/s/ Joyce M. Schuldt
Joyce M. Schuldt
Executive Vice President, Chief Financial Officer and Secretary
Date: March 5, 2008

Exhibit Index

Exhibit No.	Document Description

10.1	Employment Letter, effective March 1, 2008, from Pioneer Drilling Company to Joseph B. Eustace.

10.2	Confidentiality and Non-Competition Agreement, dated February 29, 2008, by and between Pioneer Drilling Company, Pioneer Production Services, Inc. and Joe Eustace.